                                                                  Exhibit 23.(A)

                               AUDITORS' CONSENT

Board of Directors
Summit Bancorp:

We consent to the use of our report relating to the combined consolidated financial statements of Summit Bancorp and subsidiaries dated January 16, 1996, except as to the first and fourth paragraphs of Note 2, which are as of March 1, 1996, incorporated herein by reference, and to the reference to our Firm under the heading "Experts" in the registration statement/proxy statement-prospectus.

The report of KPMG Peat Marwick LLP refers to changes in the method of accounting for certain investments and post-employment benefits in 1994 and a change in the method of accounting for income taxes in 1993.




                                        /s/ KPMG Peat Marwick LLP
                                        -----------------------------------
                                            KPMG Peat Marwick LLP

Short Hills, New Jersey
January 9, 1997